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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-_____) of our report dated February 23, 2001, relating to the consolidated financial statements, which appears in Southwest Bancorporation of Texas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 23, 2001, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



                                               PricewaterhouseCoopers LLP

Houston, Texas
May 3, 2001